                                                                      EXHIBIT 25





                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM T-1


                          Statement of Eligibility
                    Under the Trust Indenture Act of 1939
                    of a Corporation Designated to Act as
                                   Trustee


                    Check if an Application to Determine
                Eligibility of a Trustee Pursuant to Section
                          305(b)(2) _______________


                        HARRIS TRUST AND SAVINGS BANK
                             (Carolyn C. Potter)

        Illinois                                          36-1194448
(State of Incorporation)                               (I.R.S. Employer
                                                     Identification No.)

              111 West Monroe Street; Chicago, Illinois  60603
                  (Address of principal executive offices)


              Carolyn C. Potter, Harris Trust and Savings Bank,
              111 West Monroe Street, Chicago, Illinois, 60603
                                312-461-2531
         (Name, address and telephone number for agent for service)


                               USG CORPORATION
                              (Name of obligor)

        Delaware                                          36-3337593
(State of Incorporation)                               (I.R.S. Employer
                                                     Identification No.)

                           101 South Wacker Drive
                          Chicago, Illinois  60606
                  (Address of principal executive offices)

                               Debt Securities
                       (Title of indenture securities)

  1.   GENERAL  INFORMATION.  Furnish the following  information  as  to  the
       Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

               Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

  2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

               The Obligor is not an affiliate of the Trustee.

 3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence busines and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

(included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

(included as Exhibit B on page 3 of this statement)

                                        1
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                                  SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 28th day of February, 1994

HARRIS TRUST AND SAVINGS BANK


By:  /s/ Carolyn C. Potter
   -----------------------
     Carolyn C. Potter
     Assistant Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ Carolyn C. Potter
   -----------------------
     Carolyn C. Potter
     Assistant Vice President

                                        2
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                                                                   EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of September 30, 1993, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                            [LOGO] HARRIS BANK

                        Harris Trust and Savings Bank
                           111 West Monroe Street
                          Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on September 30, 1993, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                       Bank's Transit Number 71000288


                                                               THOUSANDS
                        ASSETS                                OF DOLLARS
CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:
     NON-INTEREST BEARING BALANCES AND CURRENCY AND
     COIN.............................................              $1,096,203
     INTEREST BEARING BALANCES........................                $672,725
SECURITIES............................................              $2,052,121
FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER
AGREEMENTS TO RESELL IN
  DOMESTIC OFFICES OF THE BANK AND OF ITS EDGE AND
  AGREEMENT SUBSIDIARIES, AND IN IBF'S:
     FEDERAL FUNDS SOLD...............................                $361,552
     SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL..                $106,063

LOANS AND LEASE FINANCING RECEIVABLES:
     LOANS AND LEASES, NET OF UNEARNED INCOME.........  $5,382,279
     LESS:  ALLOWANCE FOR LOAN AND LEASE LOSSES.......     $97,924
                                                        ----------
     LOANS AND LEASES, NET OF UNEARNED INCOME,
     ALLOWANCE, AND RESERVE (ITEM 4.A MINUS 4.B)......              $5,284,355
ASSETS HELD IN TRADING ACCOUNTS.......................                $124,537
PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED
LEASES)...............................................                $140,947
OTHER REAL ESTATE OWNED...............................                  $4,555
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND
ASSOCIATED COMPANIES..................................                    $339
CUSTOMER'S LIABILITY TO THIS BANK ON ACCEPTANCES
OUTSTANDING ..........................................                 $90,180
INTANGIBLE ASSETS.....................................                 $33,483
OTHER ASSETS..........................................                $259,671
                                                                   -----------


TOTAL ASSETS                                                       $10,226,731
                                                                   -----------
                                                                   -----------

                     LIABILITIES
DEPOSITS:
  IN DOMESTIC OFFICES.................................              $4,426,921
     NON-INTEREST BEARING.............................  $2,347,443
     INTEREST BEARING.................................  $2,079,478
  IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES,
  AND IBF'S...........................................              $1,686,194
     NON-INTEREST BEARING.............................     $26,346
     INTEREST BEARING.................................  $1,659,848

FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER
AGREEMENTS TO REPURCHASE IN DOMESTIC OFFICES OF THE
BANK AND OF ITS EDGE AND AGREEMENT SUBSIDIARIES, AND
IN IBF'S:
  FEDERAL FUNDS PURCHASED.............................                $984,472
  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE......              $1,460,184
OTHER BORROWED MONEY..................................                $486,510
BANK'S LIABILITY ON ACCEPTANCES EXECUTED AND
OUTSTANDING...........................................                 $90,296
SUBORDINATED NOTES AND DEBENTURES.....................                $235,000
OTHER LIABILITIES.....................................                $147,885
                                                                  ------------

TOTAL LIABILITIES                                                   $9,517,462
                                                                  ------------
                                                                  ------------

                    EQUITY CAPITAL
COMMON STOCK..........................................                $100,000
SURPLUS...............................................                $275,000
UNDIVIDED PROFITS AND CAPITAL RESERVES................                $334,269
                                                                  ------------

TOTAL EQUITY CAPITAL                                                  $709,269
                                                                  ------------
                                                                  ------------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
EQUITY CAPITAL......................................               $10,226,731
                                                                  ------------
                                                                  ------------

      I, David H. Charney, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Govenors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              DAVID H. CHARNEY
                                 10/28/1993

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          ALAN G. McNALLY,
          DONALD S. HUNT,
          DARYL F. GRISHAM,
                                                                  Directors.

STATE OF ILLINOIS, COUNTY OF COOK, ss:

      Sworn to and subscribed before me this 28th day of October, 1993.   My
      commission expires April 22, 1996.

                              DIANALYNN GIRTEN

919923                                                                   Nov. 12

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